Exhibit 10.1

AMENDMENT OF LEASES

This Agreement (“Agreement”), dated as of April 4, 2007, between 60 HUDSON OWNER LLC (successor to Westport Communications LLC and Hudson Telegraph Associates, L.P., formerly known as Hudson Telegraph Associates), a Delaware limited liability company, having an office c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017 (“Landlord”), and FIBERNET EQUAL ACCESS, LLC, a New York limited liability company, having offices at 570 Lexington Avenue, New York, NY 10022 (“Tenant”).

W I T N E S S E T H:

WHEREAS:

(A) Landlord and Tenant are the current parties to an agreement of lease, dated as of February 17, 1998, as thereafter amended on numerous occasions (as so amended, the “Existing 19/12 Lease”), pursuant to which Landlord presently leases to Tenant and Tenant presently leases from Landlord portions of the 19th and 12th floors, the basement and lower mezzanine at Landlord’s building known as 60 Hudson Street, New York, New York (“Building”);

(B) Landlord and Tenant also are the current parties to an agreement of lease, dated as of April 1, 2001, as thereafter amended on numerous occasions (as so amended, the “Existing Ground Floor Lease”), pursuant to which Landlord present leases to Tenant and Tenant presently leases from Landlord portions of the ground floor and basement at the Building;

(C)(i) Tenant’s security deposit under the Existing 19/12 Lease is presently in the form of a letter of credit issued by Deutsche Bank and is in the amount of $783,365.00 (“Existing 19/12 LC”); and

(ii) Tenant’s security deposit under the Existing Ground Floor Lease is presently in the form of a letter of credit issued by Deutsche Bank and is in the amount of $3,950,000.00 (“Existing Ground Floor LC”); and

(D) Tenant has requested that Landlord accept replacements of the Existing 19/12 LC and the Existing Ground Floor LC, to be issued by Bank of America (“Replacement LCs”), and Landlord is only prepared to accept the Replacement LCs upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, Landlord and Tenant agree as follows:

1. The capitalized terms contained in this Agreement shall, for the purposes hereof, have the same meanings as are ascribed to them in the Existing 19/12 Lease and the Existing Ground Floor Lease, respectively, unless otherwise defined herein. As used herein, (a) the term “19/12 Lease” shall mean the Existing 19/12 Lease, as amended by this Agreement and as hereafter amended, and (b) the term “Ground Floor Lease” shall mean the Existing Ground Floor Lease, as amended by this Agreement and as hereafter amended.

2. To induce Landlord to accept the Replacement LCs, in the forms annexed hereto as Exhibits A and B, Landlord and Tenant hereby agree that the Existing 19/12 Lease and the Existing Ground Floor Lease shall be modified, respectively, as follows:

(A) There shall be added to Article 60 of the Existing 19/12 Lease the following additional provision:

“If, at any time after Landlord, in its sole and absolute judgment exercised in good faith, determines that it may wish to transfer the Replacement LC annexed hereto as Exhibit A (“19/12 Replacement LC”) and, in its sole and absolute discretion exercised in good faith, determines that it will have problems in effectuating such transfer by reason of the provisions pertaining to the certifications set forth in the transfer document annexed as Exhibit A to the Existing 19/12 LC (“Existing 19/12 Transfer Provisions”), Landlord may draw down the entire amount of the 19/12 Replacement LC and either (i) retain the proceeds of such draw (“19/12 Draw Proceeds”) for the Security Deposit under the 19/12 Lease, or (ii) arrange for the issuance by a bank satisfactory to Landlord, in its sole and absolute discretion exercised in good faith, of a replacement for the 19/12 Replacement LC having the same substantive effect and general form as the 19/12 Replacement LC except for the Existing 19/12 Transfer Provisions (“19/12 Alternative LC”), using the 1912 Draw Proceeds as collateral for the 19/12 Alternative LC. In such event, Tenant shall, upon demand, reimburse Landlord, as additional rent, for the amount by which the cost of obtaining the 19/12 Alternative LC, including the fees and other reasonable costs of issuance, exceeds the 19/12 Draw Proceeds. Notwithstanding the foregoing, Landlord shall, if feasible within the time frame determined by Landlord, in its sole and absolute discretion exercised in good faith, to be necessary for obtaining the 19/12 Alternative LC, afford Tenant the opportunity to furnish a 19/12 Alternative LC from a bank satisfactory to Landlord, in its sole and absolute discretion exercised in good faith.”

(B) There shall be added to Article 60 of the Existing Ground Floor Lease the following additional provision:

“If, at any time after Landlord, in its sole and absolute judgment exercised in good faith, determines that it may wish to transfer the Replacement LC annexed hereto as Exhibit B (“Ground Floor Replacement LC”) and, in its sole and absolute discretion exercised in good faith, determines that it will have problems in effectuating such transfer by reason of the provisions pertaining to the certifications set forth in the transfer document annexed as Exhibit A to the Existing Ground Floor LC (“Existing Ground Floor Transfer Provisions”), Landlord may draw down the entire amount of the Ground Floor Replacement LC and either (i) retain the proceeds of such draw (“Ground Floor Draw Proceeds”) for the Security Deposit under the Ground Floor Lease, or (ii) arrange for the issuance by a bank satisfactory to Landlord, in its sole and absolute discretion exercised in good faith, a replacement for the Ground Floor Replacement LC having the same substantive effect and general form as the Ground Floor Replacement LC except for the Existing Ground Floor Transfer Provisions (“Ground Floor Alternative LC”), using the Ground Floor Draw Proceeds as collateral for the Ground Floor Alternative LC. In such event, Tenant shall, upon demand, reimburse Landlord as additional rent for the amount by which the cost of obtaining the Ground Floor Alternative LC, including the fees and other reasonable costs of issuance, exceeds the Ground Floor Draw Proceeds. Notwithstanding the foregoing, Landlord shall, if feasible within the time frame determined by Landlord, in its sole and absolute discretion exercised in good faith, to be necessary for obtaining the Ground Floor Alternative LC, afford Tenant the opportunity to furnish a Ground Floor Alternative LC from a bank satisfactory to Landlord, in its sole and absolute discretion exercised in good faith.”

3. Except as modified by this Agreement, the Existing 19/12 Lease and the Existing Ground Floor Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and the Existing 19/12 Lease and the Existing Ground Floor Lease, as so modified, hereby are ratified, confirmed and approved.

4. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the 19/12 Lease and the Ground Floor Lease, their respective assigns.

5. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

60 HUDSON OWNER LLC

By:	HUDSON TELEGRAPH ASSOCIATES, L.P., its managing member

	By:	Sixty Hudson Management LLC, general partner

By:
Name:
Manager

FIBERNET EQUAL ACCESS, LLC

By:
Name:
Title:

By its execution below, the undersigned acknowledges its agreement to be bound by this Agreement, the 19/12 Lease and the Ground Floor Lease jointly and severally with Tenant.

FIBERNET TELECOM GROUP, INC.

By:
Name:
Title:

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